UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2014

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On October 1, 2014, Kosmos Energy Ltd. (the “Company”) announced that as a result of the continued strong production from the Jubilee field, gross production has averaged approximately 103,000 barrels of oil per day (bopd) for the first nine months of 2014.  Accordingly, the Company completed its seventh lifting of crude oil for the year on October 1, 2014.  Due to the timing of this lifting which extended over both the third and fourth fiscal quarters of 2014, 49 percent of the oil volumes will be recognized in the Company’s current fiscal quarter ended September 30, 2014 and the remainder will be recognized in the fiscal quarter ending December 31, 2014.  The Company estimates oil revenues for the third fiscal quarter of 2014 to be between $130 million to $140 million.

In addition, the Company expects to record a mark-to-market gain of between $37 million and $42 million on its commodity derivative positions during the fiscal quarter ended September 30, 2014 as a result of a decrease in the dated Brent forward curve. Currently, the Company has approximately 10 million barrels of forward production hedged through 2016.

On October 1, 2014, the Company issued a news release announcing an operational and financial update for the third quarter of 2014 and a conference call and webcast related to its third quarter 2014 results. A copy of the news release issued by the Company is attached hereto as Exhibit 99.1 and the first three paragraphs of such news release are incorporated herein by reference.

The Company’s estimated financial and operational information for the three months ended September 30, 2014 presented above and included in the news release consist of estimates prepared by management in good faith based upon internal reporting and expectations for the three months ended September 30, 2014. These estimates are preliminary, unaudited, and may be revised as a result of management’s further review of the Company’s results. The Company has not completed the normal quarter-end procedures for the three months ended September 30, 2014, and there can be no assurance that the Company’s final results will not differ from these estimates. Any such changes could be material. As a result of the foregoing, while certain of this financial and operational information is presented with numerical specificity, it is subject to change pending finalization and is not a comprehensive statement of the Company’s financial or operational results for the three months ended September 30, 2014. In addition, during the course of the preparation of the Company’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2014, the Company may identify items that would require it to make material adjustments to the estimated financial information presented above and included in the news release.

The information contained in or incorporated into this Item 2.02 is being furnished, not filed. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2014, the Company issued a news release announcing an operational and financial update for the third quarter of 2014 and a conference call and webcast related to its third quarter 2014 results. A copy of the news release issued by the Company is attached hereto as Exhibit 99.1 and the first three paragraphs of such news release are incorporated herein by reference.

The information contained in or incorporated into this Item 7.01 is being furnished, not filed. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations, or of preliminary results of past performance which are yet to be finalized. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this current report on Form 8-K:

	99.1	News Release dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 1, 2014

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release dated October 1, 2014.